FIRST ALERT, INC.
                             1994 STOCK OPTION PLAN


        1.      Purpose of the Plan.

        This stock option plan (the  "Plan") is intended to provide  incentives:
(a) to the officers and other employees of First Alert, Inc. (the "Company") and any present or future subsidiaries of the Company by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") ("ISO" or "ISOs"); and
(b) to officers, employees and consultants of the Company and any present or future subsidiaries by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which do not qualify as ISOs ("Non-Qualified Option" or "Non-Qualified Options"). As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation," respectively, as those terms are defined in Section 424 of the Code and the Treasury Regulations promulgated thereunder (the "Regulations").

        2.      Stock Subject to the Plan.

        (a) The total number of shares of the authorized but unissued shares of the common stock, $.01 par value, of the Company ("Common Stock") for which options may be granted under the Plan shall not exceed 1,226,666 shares, subject to adjustment as provided in Section 11 hereof.

        (b) If an option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for subsequent option grants under the Plan.

        (c) Stock issuable upon exercise of an option granted under the Plan may be subject to such restrictions on transfer, repurchase rights or other restrictions as shall be determined by the Committee (as defined in Section 3 below).

        3.      Administration of the Plan.

        (a) The Plan shall be administered by a committee (the "Committee") consisting of two or more members of the Company's Board of Directors, each of whom is a disinterested person as defined from time to time in Rule 16b-3 promulgated under the Securities Exchange Act of 1934. The Board of Directors may from time to time appoint a member or members of the Committee in substitution for or in addition to the member or members then in office and may fill vacancies on the Committee however caused. The Committee shall choose one of its members as Chairman and shall hold meetings at such times and places as it shall deem advisable. A majority of the members of the Committee shall constitute a quorum and any action may be taken by a majority of those present and voting at any meeting. Any action may also be taken without the necessity of a meeting by a written instrument signed by a majority of the Committee. The decision of the Committee as to all questions of interpretation and application of the Plan shall be final, binding and conclusive on all persons. The Committee shall have the authority to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement granted hereunder in the manner and to the extent it shall deem expedient to carry the Plan into effect and shall be the sole and final judge of such expediency. No Committee member shall be liable for any action or determination made in good faith.

        (b) Subject to the terms of the Plan, the Committee shall have the authority to (i) determine the employees of the Company and its subsidiaries (from among the class of employees eligible under Section 4 to receive ISOs) to whom ISOs may be granted, and to determine (from the class of individuals eligible under Section 4 to receive Non-Qualified Options) to whom Non-Qualified Options may be granted; (ii) determine the time or times at which options may be granted; (iii) determine the option price of shares subject to each option which price shall not be less than the minimum price specified in Section 6; (iv) determine whether each option granted shall be an ISO or a Non-Qualified Option;
(v) determine (subject to Section 9) the time or times when each option shall become exercisable and the duration of the exercise period; and (vi) determine whether restrictions such as repurchase options are to be imposed on shares subject to options and the nature of such restrictions.

        4.      Eligibility.

        Options designated as ISOs may be granted only to officers and other employees of the Company or any subsidiary. Non-Qualified Options may be granted to any officer, employee, or consultant of the Company or of any of its subsidiaries.

        Directors who are not otherwise employees of the Company or a subsidiary shall not be eligible to be granted an option pursuant to the Plan.

        In determining the eligibility of an individual to be granted an option, as well as in determining the number of shares to be optioned to any individual, the Committee shall take into account the position and responsibilities of the individual being considered, the nature and value to the Company or its subsidiaries of his or her service and accomplishments, his or her present and potential contribution to the success of the Company or its subsidiaries, and such other factors as the Committee may deem relevant.

        No option designated as an ISO shall be granted to any employee of the Company or any subsidiary if such employee owns, immediately prior to the grant of an option, stock representing more than 10% of the voting power or more than 10% of the value of all classes of stock of the Company or a parent or a subsidiary, unless the purchase price for the stock under such option shall be at least 110% of its fair market value at the time such option is granted and the option, by its terms, shall not be exercisable more than five years from the date it is granted. In determining the stock ownership under this paragraph, the provisions of Section 424(d) of the Code shall be controlling. In determining the fair market value under this paragraph, the provisions of Section 6 hereof shall apply.

        The maximum number of shares of Common Stock with respect to which an Option may be granted to any employee in any taxable year of the Company shall not exceed 30,000 shares.

        5.      Option Agreement.

        Each option shall be evidenced by an option agreement (the "Agreement") duly executed on behalf of the Company and by the optionee to whom such option is granted, which Agreement shall comply with and be subject to the terms and conditions of the Plan. The Agreement may contain such other terms, provisions and conditions which are not inconsistent with the Plan as may be determined by the Committee, provided that options designated as ISOs shall meet all of the conditions for ISOs as defined in Section 422 of the Code. The date of grant of an option shall be as determined by the Committee. More than one option may be granted to an individual.

        6.      Option Price.

        The option price or prices of shares of the Company's Common Stock for options designated as Non-Qualified Options shall be as determined by the Committee, but in no event shall the option price be less than the minimum legal consideration required therefor under the laws of the State of Delaware or the laws of any jurisdiction in which the Company or its successors in interest may be organized. The option price or prices of shares of the Company's Common Stock for ISOs shall be the fair market value of such Common Stock at the time the option is granted as determined by the Committee in accordance with the Regulations promulgated under Section 422 of the Code. If such shares are then listed on any national securities exchange, the fair market value shall be the mean between the high and low sales prices, if any, on such exchange on the business day immediately preceding the date of the grant of the option or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales prices on the nearest date before and the nearest date after the date of grant in accordance with Treasury Regulations Section 25.2512-2. If the shares are not then listed on any such exchange, the fair market value of such shares shall be the mean between the high and low sales prices, if any, as reported in the National Association of Securities Dealers Automated Quotation System National Market System ("NASDAQ/NMS") for the business day immediately preceding the date of the grant of the option, or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales on the nearest date before and the nearest date after the date of grant in accordance with Treasury Regulations Section 25.2512-2. If the shares are not then either listed on any such exchange or quoted in NASDAQ/NMS, the fair market value shall be the mean between the average of the "Bid" and the average of the "Ask" prices, if any, as reported in the National Daily Quotation Service for the business day immediately preceding the date of the grant of the option, or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales prices on the nearest date before and the nearest date after the date of grant in accordance with Treasury Regulations Section
25.2512-2. If the fair market value cannot be determined under the preceding three sentences, it shall be determined in good faith by the Committee.

        7.      Manner of Payment; Manner of Exercise.

        (a) Options granted under the Plan may provide for the payment of the exercise price by delivery of (i) cash or a check payable to the order of the Company in an amount equal to the exercise price of such options, (ii) shares of Common Stock of the Company owned by the optionee having a fair market value equal in amount to the exercise price of the options being exercised, or (iii) any combination of (i) and (ii), provided, however, that payment of the exercise price by delivery of shares of Common Stock of the Company owned by such optionee may be made only under such circumstances and on such terms as may from time to time be established by the Committee and only if provided for in the Agreement. The fair market value of any shares of the Company's Common Stock which may be delivered upon exercise of an option shall be determined by the Committee in accordance with Section 6 hereof. Payment may also be made by delivery of a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price if provided for in the Agreement. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

        (b) To the extent that the right to purchase shares under an option has accrued and is in effect, options may be exercised in full at one time or in part from time to time, by giving written notice, signed by the person or persons exercising the option, to the Company, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares as provided in subparagraph (a) above. Upon such exercise, delivery of a certificate for paid-up non-assessable shares shall be made at the principal office of the Company to the person or persons exercising the option at such time, during ordinary business hours, after ten business days from the date of receipt of the notice by the Company, as shall be designated in such notice, or at such time, place and manner as may be agreed upon by the Company and the person or persons exercising the option.

        8.      Exercise of Options.

        Subject to the provisions of paragraphs 9 through 11, each option granted under the Plan shall be exercisable as follows:

     (a) Vesting. The option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify.

     (b) Full Vesting of Installments. Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the option, unless otherwise specified by the Committee.

     (c) Partial Exercise. Each option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

     (d) Acceleration of Vesting. The Committee shall have the right to accelerate the date of exercise of any installment or any option; provided that the Committee shall not, without the consent of an optionee, accelerate the exercise date of any installment of any option granted to any employee as an ISO if such acceleration would violate the annual vesting limitation contained in
Section 422(d) of the Code.

        Notwithstanding the foregoing, in the case of any Change in Control (as hereinafter defined) of the Company, the exercisability of any options, notwithstanding any limitations in this Plan or in the Agreement, will automatically and fully vest upon the occurrence of such Change in Control. Upon such acceleration, any options or portion thereof originally designated as incentive stock options that no longer qualify as ISOs under Section 422 of the Code as a result of such acceleration shall be redesignated as non-qualified stock options. A "Change in Control" shall be deemed to have occurred if any person, or any two or more persons acting as a group, and all affiliates of such person or persons, who prior to such time owned less than fifty percent (50%) of the then outstanding Common Stock of the Company, shall acquire such additional shares of the Company's Common Stock in one or more transactions, or series of transactions, such that following such transaction or transactions, such person or group and affiliates beneficially own fifty percent (50%) or more of the Company's Common Stock outstanding.

        9.      Term of Options; Exercisability.

        (a)     Term.

                (1) Each option shall expire not more than ten (10) years from the date of the granting thereof, but shall be subject to earlier termination as herein provided.

                (2) Except as otherwise provided in this Section 9, an option granted to any employee optionee who ceases to be an employee of the Company or one of its subsidiaries shall terminate as follows: to the extent the option is vested and exercisable, it shall terminate thirty days following the date such optionee ceases to be an employee of the Company or one of its subsidiaries, or on the date on which the option expires by its terms, whichever occurs first, and to the extent the option is not so vested and exercisable, it shall terminate immediately upon such termination of employment.

                (3) If the employment of the employee optionee is terminated by the Company without Cause (as defined in the Shareholders' Agreement between the Company and its shareholders dated as of July 31, 1992), any option granted to such optionee shall terminate as follows: to the extent the option is vested and exercisable, it shall terminate on the last day of the sixth month from the date of such termination, or on the date on which the option expires by its terms, whichever occurs first, and to the extent the option is not so vested and exercisable, it shall terminate immediately upon such termination of employment.

                (4) If such termination of employment is because the optionee has become permanently disabled (within the meaning of Section 22(e)(3) of the Code), such option shall terminate as follows: to the extent the option is vested and exercisable, it shall terminate on the last day of the sixth month from the date such optionee ceases to be an employee, or on the date on which the option expires by its terms, whichever occurs first, and to the extent the option is not so vested and exercisable, it shall terminate immediately upon such termination of employment.

                (5) In the event of the death of any optionee, any option granted to such optionee shall terminate as follows: to the extent the option is vested and exercisable, it shall terminate on the last day of the sixth month from the date of death, or on the date on which the option expires by its terms, whichever occurs first, and to the extent the option is not so vested and exercisable, it shall terminate immediately upon such termination of employment.

        (b) Exercisability. An option granted to an employee optionee who ceases to be an employee of the Company or one of its subsidiaries shall be exercisable only to the extent that the right to purchase shares under such option has accrued and is in effect on the date such optionee ceases to be an employee of the Company or one of its subsidiaries.

        10.     Options Not Transferable.

        Options granted under the Plan and the right of any optionee to exercise any option granted to him or her shall not be assignable or transferable by such optionee otherwise than by will or the laws of descent and distribution, or (solely with respect to Non-Qualified Options) pursuant to a qualified domestic relations order, as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, and any such option shall be exercisable during the lifetime of such optionee only by him. Any option granted under the Plan shall be null and void and without effect upon the any attempted assignment or transfer, except as herein provided, including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, divorce, except as provided above with respect to Non-Qualified Options, trustee process or similar process, whether legal or equitable, upon such option.

     11. Adjustments. Upon the occurrence of any of the following events, an optionee's rights with respect to options granted to him or her hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the optionee and the Company relating to such option:

     (a) Stock Dividends and Stock Splits. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

     (b) Consolidations or Mergers. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to outstanding options, either (i) make appropriate provision for the continuation of such options by substituting on an equitable basis for the shares then subject to such options the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition; (ii) upon written notice to the optionees, provide that all options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the options shall terminate; or (iii) terminate all options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such options (to the extent then exercisable) over the exercise price thereof.

     (c) Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company (other than a transaction described in subparagraph (b) above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionee upon exercising an option shall be entitled to receive for the purchase price paid upon such exercise the securities he would have received if he had exercised his option prior to such recapitalization or reorganization.

     (d) Modification of ISOs. Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs (a), (b) or (c) with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments.

     (e) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, each option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

     (f) Issuances of Securities. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

     (g) Fractional Shares. No fractional share shall be issued under the Plan and the optionee shall receive from the Company cash in lieu of such fractional shares.

     (h) Adjustments. Upon the happening of any of the events described in subparagraphs (a), (b) or (c) above, the class and aggregate number of shares set forth in Section 2 hereof that are subject to options which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee or the Successor Board shall determine the specific adjustments to be made under this paragraph 11 and, subject to Section 3, its determination shall be conclusive.

     If any person or entity owning restricted Common Stock obtained by exercise of an option made hereunder receives shares or securities or cash in connection with a corporate transaction described in subparagraphs (a), (b) or (c) above as a result of owning such restricted Common Stock, such shares or securities or cash shall be subject to all of the conditions and restrictions applicable to the restricted Common Stock with respect to which such shares or securities or cash were issued, unless otherwise determined by the Committee or the Successor Board.

        12.     No Special Employment Rights.

        Nothing contained in the Plan or in any option granted under the Plan shall confer upon any option holder any right with respect to the continuation of his employment by the Company (or any subsidiary) or interfere in any way with the right of the Company (or any subsidiary), subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the option holder from the rate in existence at the time of the grant of an option. Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined by the Committee at the time.

        13.     Withholding.

        The Company's obligation to deliver shares upon the exercise of any Option granted under the Plan shall be subject to the option holder's satisfaction of all applicable Federal, state and local income, excise, employment and any other tax withholding requirements. The Company and employee may agree to withhold shares of Common Stock purchased upon exercise of an option to satisfy the above-mentioned withholding requirements. The option holder may satisfy the foregoing condition by electing to have the Company withhold from delivery shares having a value equal to the amount of tax to be withheld in the manner set forth in the Agreement and in compliance with such rules and regulations as determined by the Committee from time to time, including rules and regulations relating to compliance with Rule 16b-3 under the Securities Exchange Act of 1934. The Committee shall also have the right to require that shares be withheld from delivery to satisfy such condition.

        14.     Restrictions on Issue of Shares.

        (a) Notwithstanding the provisions of Section 7, the Company may delay the issuance of shares covered by the exercise of an option and the delivery of a certificate for such shares until one of the following conditions shall be satisfied:

          (i) The shares with respect to which such option has been exercised are at the time of the issue of such shares effectively registered or qualified under applicable Federal and state securities acts now in force or as hereafter amended; or

          (ii) Counsel for the Company shall have given an opinion, which opinion shall not be unreasonably conditioned or withheld, that such shares are exempt from registration and qualification under applicable Federal and state securities acts now in force or as hereafter amended.

        (b) It is intended that all exercises of options shall be effective, and the Company shall use its best efforts to bring about compliance with the above conditions within a reasonable time, except that the Company shall be under no obligation to qualify shares or to cause a registration statement or a post-effective amendment to any registration statement to be prepared for the purpose of covering the issue of shares in respect of which any option may be exercised, except as otherwise agreed to by the Company in writing.

        15.     Purchase for Investment; Rights of Holder on Subsequent
                Registration.

        Unless the shares to be issued upon exercise of an option granted under the Plan have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended, the Company shall be under no obligation to issue any shares covered by any option unless the person who exercises such option, in whole or in part, shall give a written representation and undertaking to the Company which is satisfactory in form and scope to counsel for the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that he or she is acquiring the shares issued pursuant to such exercise of the option for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any such shares, and that he or she will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act of 1933, or any other applicable law, and that if shares are issued without such registration, a legend to this effect may be endorsed upon the securities so issued. In the event that the Company shall, nevertheless, deem it necessary or desirable to register under the Securities Act of 1933 or other applicable statutes any shares with respect to which an option shall have been exercised, or to qualify any such shares for exemption from the Securities Act of 1933 or other applicable statutes, then the Company may take such action and may require from each optionee such information in writing for use in any registration statement, supplementary registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for such purpose and may require reasonable indemnity to the Company and its officers and directors and controlling persons from such holder against all losses, claims, damages and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

        16.     Loans.

        The Company may make loans to optionees to permit them to exercise options. If loans are made, the requirements of all applicable Federal and state laws and regulations regarding such loans must be met.

        17.     Modification of Outstanding Options.

        The Committee may authorize the amendment of any outstanding option with the consent of the optionee when and subject to such conditions as are deemed to be in the best interests of the Company and in accordance with the purposes of this Plan.

        18.     Approval of Shareholders.

        The Plan shall be subject to approval by the vote of shareholders holding at least a majority of the voting stock of the Company present, or represented, and entitled to vote at a duly held shareholders' meeting, or by written consent of shareholders holding at least a majority of the voting stock of the Company, within twelve (12) months after the adoption of the Plan by the Board of Directors and shall take effect as of the date of adoption by the Board of Directors upon such approval. The Committee may grant options under the Plan prior to such approval, but any such option shall become effective as of the date of grant only upon such approval and, accordingly, no such option may be exercisable prior to such approval.

        19.     Termination and Amendment.

        Unless sooner terminated as herein provided, the Plan shall terminate ten (10) years from the date upon which the Plan was duly adopted by the Board of Directors of the Company. The Board of Directors may at any time terminate the Plan or make such modification or amendment thereof as it deems advisable; provided, however, that except as provided in this Section 19, the Board of Directors may not, without the approval of the shareholders of the Company obtained in the manner stated in Section 18, increase the maximum number of shares for which options may be granted or change the designation of the class of persons eligible to receive options under the Plan, or make any other change in the Plan which requires shareholder approval under applicable law or regulations, including any approval requirement which is a prerequisite for exemptive relief under Section 16 of the Securities Exchange Act of 1934. The Committee may grant options to persons subject to Section 16(b) of the Securities and Exchange Act of 1934 after an amendment to the Plan by the Board of Directors requiring shareholder approval under Section 19, but any such option shall become effective as of the date of grant only upon such approval and, accordingly, no such option may be exercisable prior to such approval. The Committee may terminate, amend or modify any outstanding option without the consent of the option holder, provided, however, that, except as provided in
Section 11, without the consent of the optionee, the Committee shall not change the number of shares subject to an option, nor the exercise price thereof, nor extend the term of such option.

        20.     Compliance with Rule 16b-3.

        It is intended that the provisions of the Plan and any option granted hereunder to a person subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 (the "Act") shall comply in all respects with the terms and conditions of Rule 16b-3 under the Act, or any successor provisions. Any agreement granting options shall contain such provisions as are necessary or appropriate to assure such compliance. To the extent that any provision hereof is found not to be in compliance with such Rule, such provision shall be deemed to be modified so as to be in compliance with such Rule, or if such modification is not possible, shall be deemed to be null and void, as it relates to a recipient subject to Section 16(a) of the Act.

        21.     Reservation of Stock.

        The Company shall at all times during the term of the Plan reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of the Plan and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

        22.     Limitation of Rights in the Option Shares.

        An optionee shall not be deemed for any purpose to be a shareholder of the Company with respect to any of the options except to the extent that the option shall have been exercised with respect thereto and, in addition, a certificate shall have been issued theretofore and delivered to the optionee.

        23.     Notices.

        Any communication or notice required or permitted to be given under the Plan shall be in writing, and mailed by registered or certified mail or delivered by hand, if to the Company, to its principal place of business, attention: President, and, if to an optionee, to the address as appearing on the records of the Company.